Name of Company:

Sea Limited

(Company name – checked & COCN)

Number :

[    ]

Class A Ordinary Shares :

-[    ]-

Issued to :

[    ]

Dated

Per Letter of Instruction dd

[    ]

Transferred from :

[    ]

Exhibit 4.2

SEA LIMITED

Number [ ]	Class A Ordinary Share(s) -[ ]-

Incorporated under the laws of the Cayman Islands

Share capital is US$7,500,000 divided into

(i) 14,800,000,000 Class A Ordinary shares of a par value of US$0.0005 each, and

(ii) 200,000,000 Class B Ordinary Shares of a par value of US$0.0005 each.

THIS IS TO CERTIFY THAT [    ] is the registered holder of [    ] Class A Ordinary Share(s) in the above-named Company subject to the Memorandum and Articles of Association thereof.

EXECUTED on behalf of the said Company on the                     day of                     2017 by:

DIRECTOR

TRANSFER

I/We	(the Transferor) for the value received

DO HEREBY transfer to	(the Transferee) the

Class A Ordinary Share(s) standing in my/our name in the

undertaking called SEA LIMITED

To hold the same unto the Transferee

Dated

Signed by the Transferor in the presence of:

Witness	Transferor